Exhibit 25

Form T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U. S. national bank)	(I. R. S. employer identification no.)

One Wall Street, New York, NY (Address of principal executive offices)	10286 (Zip code)

SLM Funding LLC

(Exact name of Registrant as specified in its charter)

Delaware	52-0974271
(State or other jurisdiction of incorporation or organization)	(I. R. S. employer identification no.)

11600 Sallie Mae Drive,

Reston, Virginia 20193

703-810-3000

SLM Student Loan Trust Student Loan

Backed Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State	2 Rector Street, N.Y.,
New York, NY	NY 10006, and Albany,12203

Federal Reserve Bank of New York	33 Liberty Plaza, N. Y., NY 10045

Federal Deposit Insurance Corporation	Washington, DC 20429

New York Clearing House Association	New York, NY 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C. F. R. 229.10 (d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York. A New York banking corporation, organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of New York and State of New York, on the 29th day of April, 2003.

The Bank of New York, as Trustee
By:	/s/ Eric Lindahl
Name:	Eric Lindahl
Title:	Agent

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
ASSETS	In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,706,760
Interest-bearing balances	4,418,381
Securities:
Held-to-maturity securities	954,049
Available-for-sale securities	16,118,007
Federal funds sold in domestic offices	460,981
Securities purchased under agreements to resell	837,242
Loans and lease financing receivables:
Loans and leases held for sale	765,097
Loans and leases, net of unearned income	31,906,960
LESS: Allowance for loan and lease losses	798,223
Loans and leases, net of unearned income and allowance	31,108,737
Trading Assets	6,969,387
Premises and fixed assets (including capitalized leases)	823,932
Other real estate owned	660
Investments in unconsolidated subsidiaries and associated companies	238,412
Customers’ liability to this bank on acceptances outstanding	307,039
Intangible assets
Goodwill	2,003,150
Other intangible assets	74,880
Other assets	5,161,558

Total assets	$74,948,272

LIABILITIES
Deposits:
In domestic offices	$33,108,526
Noninterest-bearing	13,141,240
Interest-bearing	19,967,286
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,650,772
Noninterest-bearing	203,426
Interest-bearing	22,447,346
Federal funds purchased in domestic offices	513,773
Securities sold under agreements to repurchase	334,896
Trading liabilities	2,673,823
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	644,395
Bank’s liability on acceptances executed and outstanding	308,261
Subordinated notes and debentures	2,090,000
Other liabilities	5,584,456

Total liabilities	$67,908,902

Minority interest in consolidated subsidiaries	519,470

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	1,056,295
Retained earnings	4,208,213
Accumulated other comprehensive income	(120,108)
Other equity capital components	0

Total equity capital	6,519,900

Total liabilities minority interest and equity capital	$74,948,272

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

  Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors